EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge (206) 272-6571 j.eldridge@f5.com
Public Relations Alane Moran (206) 272-6850 a.moran@f5.com
F5 Networks Receives Subpoena and Informal Letter of Inquiry
Regarding Stock Option Grants
SEATTLE, WA—May 22, 2006—F5 Networks today announced that on May 18, 2006, it received a grand jury subpoena issued by the U.S. District Court for the Eastern District of New York requesting documents related to the granting of stock options from 1995 through the present.
On the same day, the company received notice informing it that the Securities and Exchange Commission is conducting an informal inquiry into its stock option grants and requesting documents related to the granting of stock options from January 1, 1997, through the present.
The company intends to cooperate fully with both requests.
F5’s Board of Directors has authorized a review of the company’s stock option grants. This review will be conducted with the assistance of outside independent legal counsel. The retention of independent accounting experts for this purpose has also been authorized by the Board.